                                                                   EXHIBIT 10.25

                            ASSET TRANSFER AGREEMENT

                                     BETWEEN

                                   IRIDIUM LLC

                                       AND

                              IRIDIUM OPERATING LLC

                          DATED AS OF DECEMBER 18, 1997
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                                TABLE OF CONTENTS


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         INTRODUCTION...........................................................................................  1

                                    ARTICLE I
                       DEFINITIONS AND INTERPRETIVE RULES

         Section 1.01.              Definitions.................................................................  1
         Section 1.02.              General Interpretive Rules..................................................  3

                                   ARTICLE II
                            ASSIGNMENT AND ASSUMPTION

         Section 2.01.              Assignment of Assets........................................................  4
         Section 2.02.              Assumption of Liabilities...................................................  4
         Section 2.03.              Issuance of Membership Interests............................................  4
         Section 2.04.              Exact Effective Time........................................................  4

                                   ARTICLE III
             REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF ASSIGNOR

         Section 3.01.              Organization and Qualification..............................................  4
         Section 3.02.              Authority...................................................................  4
         Section 3.03.              No Conflicts, Filings and Violations of Regulations.........................  5
         Section 3.04.              No Consents or Violations of Contracts, etc.................................  5
         Section 3.05.              Ownership of Assets.........................................................  5
         Section 3.06.              Litigation..................................................................  5
         Section 3.07.              Investment Intent...........................................................  5
         Section 3.08.              Condition of the Assets.....................................................  5
         Section 3.09.              Unknown Liabilities.........................................................  5
         Section 3.10.              No Indemnity................................................................  6
         Section 3.11.              Contracts...................................................................  6

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

         Section 4.01.              Organization and Qualification..............................................  6
         Section 4.02.              Authority...................................................................  6
         Section 4.03.              Investment Intent...........................................................  6

                                    ARTICLE V
                                    EMPLOYEES
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         Section 5.01.              Employees...................................................................  6

                                   ARTICLE VI
                                    COVENANTS

         Section 6.02.              Consents and Approvals Relating to Liabilities..............................  7
         Section 6.03.              Taxes and Recording Fees....................................................  7
         Section 6.04.              Expenses....................................................................  7
         Section 6.05.              Commercial Best Efforts.....................................................  7
         Section 6.06.              Compliance with Applicable Bulk Transfer Laws...............................  8
         Section 6.07.              Books and Records...........................................................  8
         Section 6.08.              Further Assurances..........................................................  8

                                   ARTICLE VII
                                   CONDITIONS

         Section 7.01.              Representations and Warranties..............................................  8
         Section 7.02.              Performance of Obligations..................................................  9
         Section 7.03.              Consents of Third Parties...................................................  9
         Section 7.04.              Assumption of Liabilities of Assignor.......................................  9
         Section 7.05.              Insurance Coverage..........................................................  9

                                  ARTICLE VIII
                                     CLOSING

         Section 8.01.              Closing.....................................................................  9
         Section 8.02.              Documents to be Delivered by Assignor.......................................  9
         Section 8.03.              Documents to be Delivered by Assignee....................................... 10

                                   ARTICLE IX
                                   TERMINATION

         Section 9.01.              Termination................................................................. 10
         Section 9.02.              Effect of Termination....................................................... 10

                                    ARTICLE X
                               GENERAL PROVISIONS

         Section 10.01.             Amendments.................................................................. 11
         Section 10.02.             Extension; Waiver........................................................... 11
         Section 10.03.             Governing Law............................................................... 11
         Section 10.04.             No Third Party Beneficiaries................................................ 11
         Section 10.05.             Power of Attorney........................................................... 11
         Section 10.06.             Notices..................................................................... 11
         Section 10.07.             Severability................................................................ 12
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         Section 10.08.             Counterparts................................................................ 12
         Section 10.09.             Entire Agreement............................................................ 12
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
                            ASSET TRANSFER AGREEMENT


                  This ASSET TRANSFER AGREEMENT ("AGREEMENT") is made as of December 18, 1997, by and between IRIDIUM LLC, a Delaware limited liability company ("ASSIGNOR" or "IRIDIUM"), and IRIDIUM OPERATING LLC, a newly-formed Delaware limited liability company ("ASSIGNEE" or "OPERATING").


                                  INTRODUCTION

                  Assignor is the sole parent company of Iridium Capital Corporation, a Delaware corporation ("IRIDIUM CAPITAL"), Iridium Roaming LLC, a Delaware limited liability company ("IRIDIUM ROAMING"), and Iridium IP LLC, a Delaware limited liability company ("IRIDIUM IP").

                  Assignor desires to reorganize its business structure (the "REORGANIZATION") by, among other things, forming a limited liability company, Assignee, which shall then become a wholly-owned subsidiary of Assignor, and transferring substantially all its assets and liabilities to Assignee, including without limitation its interest in Iridium Capital, Iridium Roaming and Iridium IP.

                  NOW, THEREFORE, in consideration of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                     ARTICLE
I
                       DEFINITIONS AND INTERPRETIVE RULES

                  Section 1.01. Definitions.

                  In this Agreement:

                  "AGREEMENT" means this Asset Transfer Agreement, as executed by the parties hereto as of the date first written above, and the attached Schedules, and if amended as permitted hereby, as so amended.

                  "ASSETS" means those assets, tangible and intangible, to the extent owned or leased by the Assignor as of the Closing Date, listed in
Schedule 1.01A.

                  "ASSIGN" includes to assign, transfer or convey.

                  "ASSUME" includes to assume, accept, become obligated or otherwise agree to pay, perform or discharge a liability, debt or obligation.
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                  "BEST EFFORTS" means all efforts that are commercially
reasonable to take.

                  "BOOKS AND RECORDS" means all books, records and files relating to the Assignor's business, Assets or Liabilities, including Permits, employee records, logs, manuals, instruction materials, plans, drawings, product and manufacturers' warranties, accounting, financial and billing records, computer software and programs, in each case whether or not in written or electronic format.

                  "CLOSING" and "CLOSING DATE" have the meanings set forth in
Section 8.01.

                  "CONSENT" means, with respect to the Assignment of a Contract or Permit, the consent, approval, waiver or contract amendment necessary to Assign such contract or Permit pursuant to its terms or applicable law.

                  "CONTRACT" means any contract, agreement, lease or Insurance Policy entered into between Assignor and any third party listed in Schedule 1.01A.

                  "ENCUMBRANCE" means any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or the exercise of any other attribute of ownership.

                  "EXCLUDED ASSETS" means those assets, tangible and intangible, to the extent owned or leased by the Assignor as of the Closing Date, listed in
Schedule 1.01B, and any other assets of Assignor not listed in Schedules 1.01A and 1.01B.

                  "EXCLUDED LIABILITIES" means those liabilities and obligations of Assignor, as of the Closing Date, listed in Schedule 1.01D.

                  "GATEWAY OPERATOR" means any business entity which has entered into an agreement entitled "Gateway Authorization Agreement" with Assignor.

                  "IWCL" means Iridium World Communications Ltd., a Bermuda company.

                  "INCLUDING" means "including but not limited to."

                  "INSURANCE POLICIES" means all insurance policies of Assignor as of the Closing Date insuring the Assets, operations or personnel of the Assignor or indemnifying losses or liabilities of the Assignor or its personnel, including satellite insurance, launch insurance, control facility insurance, general liability insurance, directors' and officers' liability insurance, employment practices liability insurance, executive life insurance, crime insurance, auto insurance, property insurance and workmen's compensation insurance.

                  "LIABILITIES" means those liabilities and obligations of Assignor as of the Closing Date, fixed or contingent, known or unknown, accrued or current, listed on Schedule 1.01C.

                  "MANAGEMENT SERVICES AGREEMENT" means the Management Services Agreement, as amended and restated on December 18, 1997, by and among IWCL, Assignor and Assignee, as amended from time to time.

                  "MATERIAL ADVERSE EFFECT" means, with respect to an entity, an event, effect, change or circumstances that is materially adverse to the assets, liabilities, business or financial condition of such entity.

                  "PERMITS" means all licenses, permits and other authorizations issued by any federal, state, local, foreign or other governmental authority, agency or instrumentality.

                  "SERVICE PROVIDER" means any business entity which has entered into an agreement with a Gateway Operator pursuant to which such entity shall provide telecommunications services and interconnections between the Gateway Operator's facilities and end-user subscribers, directly or indirectly, and billing services in connection with the furnishing of such telecommunications services. "Service Provider" includes any Gateway Operator which also directly provides telecommunications services to or billing services in regard to subscribers.

                  "SPACE SYSTEM UNDER CONSTRUCTION" means the worldwide telecommunications system being developed, created, built, installed, operated and maintained by Assignor, directly and pursuant to Contracts, including all of its satellites, whether delivered, in orbit or to be delivered under Contracts, all Assignor's telecommunications facilities, equipment and software used in connection with such system, all inventories of equipment, materials, work in progress, goods, supplies owned by Assignor and used in the development, creation, building, installation, operation and maintenance of such system, all rights and privileges under Contracts and all purchase orders for such facilities, equipment and software, and all Permits, which are related to the development, creation, building, installation, operation or maintenance of such system, but not including any Excluded Assets.

                  "TAXES" means all taxes, levies, assessments, duties, license fees or other charges, including income, franchise, sales, profits, excise, recording, transfer, gross receipts, use, real or personal property, gains, payroll, withholding, social security, stamp or ad valorem taxes, imposed upon Assignor or its Assets by any taxing authority of any federal, state, local or foreign jurisdiction which are due and unpaid as of the Closing Date.

                  Section 1.02. General Interpretive Rules. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article include the plural, the singular and variations of similar import; (ii) the use of any gender herein shall be deemed to include the other genders; (iii) references herein to "Articles," and "Sections" and "Schedules," without reference to a document, are to designated Articles and Sections of, and to Schedules to, this Agreement;
(iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (v) references to the "date of this Agreement" and the "date hereof" refers to the date first written above.

                                   ARTICLE II
                            ASSIGNMENT AND ASSUMPTION

                  Section 2.01. Assignment of Assets. At the Closing, Assignor shall Assign to Assignee, and Assignee shall accept, acquire and receive from Assignor, all of Assignor's right, title and interest in and to the Assets, subject to any Encumbrances that may exist on the Assets.

                  Section 2.02. Assumption of Liabilities. At the Closing, in consideration of the Assets to be transferred to Assignee hereunder, Assignee shall Assume the Liabilities and Assignor shall be relieved of the Liabilities, as provided in Section 6.02. The Assumption of Liabilities by Assignee shall not defeat, impair or limit in any way any right or remedy of Assignee to contest or dispute the validity or amount of any Liability or to assert any defense thereto.

                  Section 2.03. Issuance of Membership Interests. At the Closing, Assignee shall issue and deliver all of its authorized membership interests to Assignor.

                  Section 2.04. Exact Effective Time. Unless otherwise expressly provided herein, the exact effective time of the Assignment of the Assets by Assignor under Section 2.01, the acceptance of the Assets by Assignee under
Section 2.01, the assumption of the Liabilities by Assignee under Section 2.02 and the release of Assignor from the Liabilities under Section 2.02, which is stated herein to be "at the Closing," shall, subject to the satisfaction of the conditions set forth in Article VII, be 12:01 a.m. of the morning of the Closing Date.


                                   ARTICLE III
             REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF ASSIGNOR

         Assignor represents and warrants to Assignee as follows:

                  Section 3.01. Organization and Qualification. Assignor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Assignor has all requisite power and authority to own, lease and operate the assets owned and leased by it, and to carry on its business as now being conducted. Assignor is duly qualified to do business and is in good standing in each jurisdiction in which the property is owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary.

                  Section 3.02. Authority. Assignor has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Assignor, and no other proceedings on the part of Assignor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement, when duly executed and delivered by Assignor and Assignee, shall constitute the valid and binding obligation of Assignor.

                  Section 3.03. No Conflicts, Filings and Violations of Regulations. Except as set forth in Schedule 3.03, neither the execution, delivery or performance of this Agreement by Assignor nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the articles of organization and limited liability company agreement of Assignor, (ii) require any filing with, or Permit, authorization, consent or approval of any court, tribunal, agency or other governmental or regulatory authority, or (iii) violate any order, injunction, decree, statute, rule or regulation applicable to Assignor or by which any Asset of Assignor is bound or affected except, in the case of clause (iii), for violations or other occurrences that would not prevent or delay consummation of this Agreement or the transactions contemplated hereby in any material respect, including, without limitation, the transfer of the Assets and Liabilities to the Assignee, and would not, individually or in the aggregate, have a Material Adverse Effect on Assignor.

                  Section 3.04. No Consents or Violations of Contracts, etc. Neither the execution, delivery or performance of this Agreement by Assignor nor the consummation of the transactions contemplated hereby will (i) except as set forth in Schedule 3.04, require the Consent of any third party or (ii) result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any Asset pursuant to, any Contract, note, bond, mortgage or other instrument or obligation to which Assignor is a party or by which any of its assets may be bound, except for violations or other occurrences that would not prevent or delay consummation of this Agreement or the transactions contemplated hereby in any material respect and would not, individually or in the aggregate, have a Material Adverse Effect on Assignor.

                  Section 3.05. Ownership of Assets. Subject to the Liabilities, to receipt of the Consents contemplated by Schedules 3.03 and 3.04 each of which Consents has been duly obtained and is in full force and effect, and to Sections
3.09 and 3.10, Assignee will acquire all right, title and interest of Assignor in and to the Assets at Closing.

                  Section 3.06. Litigation. Except as set forth in Schedule 3.06, to the knowledge of Assignor, there are no actions, suits, claims, or proceedings pending or, threatened against Assignor, before any court, tribunal, governmental body, commission, agency or arbitrator.

                  Section 3.07. Investment Intent. Assignor will acquire the membership interests of Assignee pursuant to this Agreement for its own account for the purpose of investment and not with a view to the distribution thereof.

                  Section 3.08. Condition of the Assets. ASSIGNOR MAKES (i) NO REPRESENTATION OR WARRANTY AS TO ANY OF THE ASSETS AND ASSIGNS THEM IN "AS IS, WHERE IS" CONDITION; (ii) NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE; OR
(iii) NO WARRANTY OF TITLE.

                  Section 3.09. Unknown Liabilities. Assignor does not warrant the absence of unknown debts, liabilities, obligations, Encumbrances, rights, claims or causes of action (whether absolute, accrued, contingent or otherwise). If any exist, they shall be Assumed by Assignee.

                  Section 3.10. No Indemnity. Assignor and Assignee agree that Assignor shall have no obligation to indemnify Assignee or any of its successors or assigns, or contribute to Assignee or any of its successors or assigns, for any losses, claims, damages or liabilities to which Assignee or any of its successors or assigns may become subject that, directly or indirectly, arise out of or are related to the transactions contemplated hereby, including any obligation of Assignee in respect of the Assets and Liabilities Assigned to and Assumed by Assignee hereunder.

                  Section 3.11. Contracts. Schedule 1.01.A contains an accurate and complete list of the Assets to be Assigned hereunder.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

         Assignee represents and warrants to Assignor as follows:

                  Section 4.01. Organization and Qualification. Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Assignee has all requisite power and authority to own, lease and operate the Assets to be assigned to it hereunder and to carry on the business associated with the Assets. Assignee is duly qualified and licensed to do business and in good standing in each jurisdiction which makes such qualification necessary.

                  Section 4.02. Authority. Assignee has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Assignee of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignee, and no other proceedings on the part of Assignee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement, when duly executed and delivered by Assignee and Assignor, shall constitute the valid and binding obligation of Assignee.

                  Section 4.03. Investment Intent. Assignee will acquire the shares of Iridium Capital and the membership interests of Iridium Roaming and Iridium IP pursuant to this Agreement for its own account for the purpose of investment and not with a view to the distribution thereof.


                                    ARTICLE V
                                    EMPLOYEES

                  Section 5.01. Employees. This Agreement does not provide for the transfer to Assignee of any of Assignor's employees or consultants. Such employees and consultants shall render services to Assignee on and after the Closing Date pursuant to the Management Services Agreement.

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                                   ARTICLE VI
                                    COVENANTS

                  Section 6.01. Consents Relating to Assets.

                  (a) By Closing, Assignor shall have obtained all Consents of third parties necessary to Assign to the Assignee the Contracts listed in
Schedule 3.04.

                  (b) If Assignor is unable to fully comply with Section 6.01(a) by Closing, but the parties nonetheless proceed to Closing based on one or more waivers (such waiver or waivers to be in writing) by Assignee, Assignor shall use its Best Efforts to comply with Section 6.01(a) following Closing unless Assignee expressly relieves Assignor of such obligation in writing. If any Consent is obtained after Closing, Assignor shall promptly complete the Assignment to Assignee without payment of further consideration by Assignee to Assignor.

                  Section 6.02. Consents and Approvals Relating to Liabilities.

                  (a) Assignee shall execute and deliver all instruments and other documents, and take such other actions as Assignor may reasonably request in order that, as of the Closing Date, Assignee shall have fully Assumed all of the Liabilities and Assignor shall have been fully relieved of the Liabilities.

                  (b) If Assignee is unable to fully comply with Section 6.02(a) by the Closing, but the parties nonetheless proceed to Closing based on one or more waivers by Assignor in writing, Assignee shall use its Best Efforts to comply with Section 6.02(a) following Closing unless Assignor expressly relieves Assignee of such obligation in writing. If after Closing Assignee is able to fully Assume any Liability and to have Assignor relieved of such Liability, Assignee shall promptly complete the process without payment of further consideration from Assignor to Assignee.

                  (c) If Assignee is unable to fully comply with Section 6.02(a) so that Assignor continues to be obligated under any Liability, Assignee shall timely pay, perform and discharge each such Liability of Assignor or indemnify Assignor for any payment it makes or cost it incurs in regard to such Liability, as the case may be.

                  Section 6.03. Taxes and Recording Fees. All Taxes and special assessments, if any, payable with respect to any of the property included in the Assets, shall be paid by Assignee. All transfer taxes and recording and filing fees, if any, incurred in connection with the transfer of the Assets pursuant to this Agreement shall be paid by Assignee.

                  Section 6.04. Expenses. All costs and expenses that remain outstanding as of the Closing Date, including legal, accounting and other professional fees, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Assignee.

                  Section 6.05. Commercial Best Efforts. Each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby. Each of the parties agrees to cooperate fully with the other in assisting it to comply with this Agreement.

                  Section 6.06. Compliance with Applicable Bulk Transfer Laws. Without admitting the applicability of the bulk transfer law of any jurisdiction, the parties have agreed to waive the compliance with such laws. Losses incurred as a result of noncompliance with any applicable bulk transfer law shall be borne by Assignee.

                  Section 6.07. Books and Records. The parties acknowledge that
(i) some of the Books and Records held by Assignor on the Closing Date should be retained by Assignor to enable it to perform various obligations and services for which it will be responsible after the Closing Date regarding, by way of example, its employees and real estate leases, and (ii) some should be transferred by Assignor to Assignee to enable Assignee to perform various obligations and services for which it will be responsible after the Closing Date regarding, by way of example, the Contracts. Accordingly, the parties agree that on and after the Closing Date they shall review the Books and Records held by Assignor on the Closing Date and come to an agreement regarding which Books and Records should be retained by Assignor and which should be transferred to Assignee, consistent with their respective obligations after the Closing Date. If any Books and Records held by Assignor on the Closing Date are needed by both parties, each party agrees that, on and after the Closing Date, it shall take such action as may be required (including making copies of any such Books and Records) to share or provide the other with access to such Books and Records.

                  Section 6.08. Further Assurances. The parties shall execute and deliver such further instruments and shall take such other actions as each of them may reasonably request of the other in order to effectuate the intent and purposes of this Agreement. Without limiting the generality of the preceding sentence, at any time and from time to time on or after the Closing Date, (i) at the request of Assignee, Assignor shall execute and deliver to Assignee such other instruments of transfer and take such other actions as Assignee may reasonably deem necessary or desirable in order to more effectively transfer to Assignee and to confirm Assignee's right, title and interest in the Assets and to place Assignee in control of the Assets and to enable the Assignee to exercise and enjoy all of the Assets; and (ii) at the request of Assignor, Assignee shall execute and deliver to Assignor or to third parties all instruments and other documents and take such other actions as Assignor may reasonably deem necessary or desirable in order to have Assignee fully Assume the Liabilities and to have Assignor fully relieved of the Liabilities.

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                                   ARTICLE VII
                                   CONDITIONS

         The respective obligations of Assignor and Assignee to proceed to Closing shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                  Section 7.01. Representations and Warranties. The representations and warranties of both parties contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

                  Section 7.02. Performance of Obligations. Each party shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to Closing, including the obligations set forth in Sections 6.01 and 6.02. Each document evidencing or incident to an action required to be taken hereunder by one party shall have been reasonably satisfactory in form and substance to the party and each party shall have received such originals or copies of such documents as it may reasonably request.

                  Section 7.03. Consents of Third Parties. The parties to the Contracts listed in Schedule 3.04 shall have Consented to the Assignment of such Contracts pursuant to this Agreement, and such Consent shall remain in full force and effect and not be subject to any condition that has not been waived or satisfied.

                  Section 7.04. Assumption of Liabilities of Assignor. The parties to the Liabilities listed in Schedule 3.04 whose Consent is required for the Assignee to Assume the Liabilities and for the Assignor to be relieved of the Liabilities shall have Consented thereto.

                  Section 7.05. Insurance Coverage. Assignee shall have received, in respect of each Insurance Policy, an endorsement or other written instrument to the effect that, upon completion of the transactions contemplated by this Agreement, (i) Assignee and its directors, officers, employees, property and interests will be covered by the Insurance Policies to the same extent and upon the same policy terms that Assignor and its directors, officers, employees, property and interests were covered prior to the Closing Date and (ii) Assignor, Iridium Capital, Iridium Roaming and Iridium IP and their respective directors, officers, employees, property and interests will retain the insurance coverage to the same extent and upon the same policy terms that they had immediately prior to the Closing Date.


                                  ARTICLE VIII
                                     CLOSING

                  Section 8.01. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Holland & Knight LLP, 2100 Pennsylvania Avenue, N.W., Suite 400, Washington, D.C. at 6:00 p.m. local time on December 18, 1997, or as soon as practicable following the satisfaction (or waiver) of the conditions set forth in Article VII or (ii) at such other place, time and date as the parties shall mutually agree (the "Closing Date").

                  Section 8.02. Documents to be Delivered by Assignor. At or prior to Closing, Assignor shall deliver the following documents to Assignee:

                  (a) the Consents required by Sections 7.03 and 7.04;

                  (b) the endorsements or other written instruments required by
Section 7.05;

                  (c) certificates or another written instrument evidencing the transfer of all of the outstanding shares of Iridium Capital, duly executed, and any other instrument, duly executed, as may be required under the by-laws or other organizational documents or any shareholder agreement to effectuate the transfer of such shares;

                  (d) certificates or another written instrument evidencing the transfer of all of the outstanding membership interests of Iridium Roaming and Iridium IP, duly executed and any such other instrument, duly executed, as may be required under the by-laws, limited liability company agreements or other organizational documents or any membership agreement to effectuate the transfer of such membership interests;

                  (e) all bills of sale, assignments and other instruments or documents as Assignee may reasonably request to evidence, perfect or complete the Assignment the ownership of the Assets from Assignor to Assignee;

                  (f) a good standing certificate for Assignor from the Secretary of State of Delaware dated no more than 30 days prior to the Closing Date.

                  (g) First Series A Note Supplemental Indenture dated as of December 18, 1997;

                  (h) First Series B Note Supplemental Indenture dated as of December 18, 1997;

                  (i) First Series C Note Supplemental Indenture dated as of December 18, 1997;

                  Section 8.03. Documents to be Delivered by Assignee. At or prior to Closing, Assignee shall deliver the following documents to the
Assignor:

                  (a) a certificate or another written instrument evidencing the transfer of all of the outstanding membership interests in Assignee, registered in the name of "Iridium LLC"; and

                  (b) a good standing certificate for Assignee from the Secretary of State of Delaware dated no more than 30 days prior to the Closing Date.

                                   ARTICLE IX
                                   TERMINATION

                  Section 9.01. Termination. This Agreement may be terminated at any time prior to Closing by the mutual consent of Assignor and Assignee, upon written notice to the other.

                  Section 9.02. Effect of Termination. If this Agreement is terminated pursuant to this Article, it shall be void and of no further force and effect, and there shall be no further liability or obligation on the part of either party.


                                    ARTICLE X
                               GENERAL PROVISIONS

                  Section 10.01. Amendments. This Agreement may be amended by the parties at any time during the term of this Agreement. To be effective, any such amendment must be by an instrument in writing signed by both parties.

                  Section 10.02. Extension; Waiver. Either party entitled to the benefits hereof may (i) extend the time for the performance of any obligation of the other party, (ii) waive a breach of a representation or warranty by the other party, or (iii) waive compliance by the other party with any covenant, requirement or condition contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party giving the extension or waiver.

                  Section 10.03. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the District of Columbia.

                  Section 10.04. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

                  Section 10.05. Power of Attorney. For the limited purposes of transferring the Assets and Liabilities, Assignor hereby constitutes and appoints Assignee as Assignor's true and lawful attorney, with full power of substitution, in Assignor's name and stead, to demand, enforce and receive any Asset Assigned hereunder and to pay, defend and discharge all of the Liabilities Assumed hereunder, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time, to institute and prosecute in Assignor's name, or otherwise, at the expense of and for the benefit of Assignee, its successors and assigns, any proceeding at law, in equity, or otherwise, which Assignee, its successors and assigns, may deem proper for the collection or reduction to possession of any Asset or the payment and discharge of any Liability, or for the collection and enforcement of any claim or right of any kind hereby Assigned or Assumed, or intended so to be, and to do all reasonable acts and things in relation to the Assets and the Liabilities. Assignor hereby acknowledges and declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Assignor in any manner, or for any reason whatsoever.

                  Section 10.06. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if receipt is confirmed) or mailed by certified mail (return receipt requested) to the parties at the following addresses or telephone numbers (or at such other address or telephone number for a party as shall be specified by like notice):

                  (a)      if to Assignor, to

                           Iridium LLC
                           1575 Eye Street, N.W.
                           Washington, D.C.  20005
                           Attention:  General Counsel
                           Telecopy: (202) 408-3761

                  (b)      if to Assignee, to

                           Iridium Operating LLC
                           1575 Eye Street, N.W.
                           Washington, D.C.  20005
                           Attention:  General Counsel
                           Telecopy (202) 408-3761

                  Section 10.07. Severability. Any provision of this Agreement which is held invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement.

                  Section 10.08. Counterparts. This Agreement may be executed in two or more counterparts, which together shall be deemed an original, and shall constitute one and the same instrument.

                  Section 10.09. Entire Agreement. This Agreement, and the assignments, novation agreements and other agreements provided herein, constitute the entire agreement, and supersede any prior agreement, both written and oral, between the parties with respect to the subject matter hereof and thereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                            ASSIGNOR:

WITNESS:                                    IRIDIUM LLC


/s/ Kevin Lavin                             By:  /s/ F. Thomas Tuttle
---------------------------------                ------------------------------
Name: Kevin Lavin                                Name: F. Thomas Tuttle
Title: Assistant General                         Title: Vice President, General
       Counsel--Corporate Matters                       Counsel and Secretary


                                            ASSIGNEE:

WITNESS:                                    IRIDIUM OPERATING LLC


/s/ Kevin Lavin                             By:  /s/ Royal Grant
---------------------------------                -------------------------------
Name: Kevin Lavin                                Name: Roy Grant
Title: Assistant General                         Title: Vice President--Chief
       Counsel--Corporate Matters                       Financial Officer

                                    SCHEDULES


Schedule 1.01A             Assets
Schedule 1.01B             Excluded Assets
Schedule 1.01C             Liabilities
Schedule 1.01D             Excluded Liabilities
Schedule 3.03              No Conflicts, Filings, etc.
Schedule 3.04              Required Consents
Schedule 3.06              Litigation

                                 SCHEDULE 1.01A
                                     ASSETS

I.       Contracts Requiring Consent

         A.       Motorola Agreements:

                           Space System Contract
                           Operations & Maintenance Contract
                           Mutual Non-Disclosure Agreement
                           Terrestrial Network Development Contract (except as specified on Schedule 1.01D)
                           Support Agreement with Motorola
                           Amended and Restated Agreement Regarding
                           Guarantee (except as specified on Schedule 1.01D) Memorandum of Understanding, dated as of July 11, 1997
                           Indemnification Agreement, dated as of July 11, 1997

         B.       Gateway Authorization Agreements:

                           Iridium Africa
                           Iridium Sud America Ltd. (Brasil)
                           Iridium Canada
                           China Great Wall Corporation (China)
                           Infrastructure Leasing and Financial Services Ltd.
                             (India)
                           STET - Societa Finanziera Telefonica Per Azioni
                             (Italy)
                           Iridium Middle East (UAE, Bahrain, Cyprus, Canary
                             Islands, Saudi Arabia and South Africa)
                           Khrunichev State Research and Production Space
                             Center (Russia)
                           Nippon Iridium Corporation (Japan)
                           Pacific Electric Wire & Cable Co. Ltd. (Taiwan,
                             Indonesia and Philippines)
                           SK Telecom (Korea)
                           South Pacific Iridium Holdings Limited (Australia) Thai Satellite (Thailand)
                           Vebacom GmbH (Germany)
                           Sprint Iridium, Inc. (SW U.S.A.)
                           Motorola (U.S.A.)

         C.       Other Contracts

                           AlliedSignal Avionics, Inc.
                           Anderson Consulting LLP
                           Bay Networks USA, Inc.
                           Bell Communications Research, Inc.
                           Booz, Allen & Hamilton, Inc.

                           Compaq Computer Corporation
                           Sun Microsystems, Inc.
                           Swiss PTT and Unisource Carrier Services AG

II.      Contracts Not Requiring Consent

         A.       Motorola Agreements:

                           Engineering Assistance Agreement


         B.       Other Contracts:

                           AlliedSignal, Inc.  Contract No. 97001CR
                           The Guidry Group

III.     Other Assets

                  a.       All of the outstanding shares of Iridium Capital.

                  b. All of the outstanding membership interests of Iridium Roaming.

                  c. All of the outstanding membership interests of Iridium IP.

                  d.       The Space System Under Construction.

                  e. Cash in the following accounts, provided that cash in the aggregate amount of Five Million Dollars ($5,000,000) shall remain in such accounts following the Closing Date.

Crestar Bank NA                             Citibank Delaware                       Citibank Landmark ILR
1445 New York Avenue, N.W.                  One Penns Way                           425 Park Avenue, 22nd Floor
Washington, D.C.  20005-2108                New Castle, Delaware  19720             New York, New York  10022
Account Numbers:                            Account Number:                         Account Number:
---------------                             --------------                          --------------
206657137; 206657145; 206657439             406092067                               509877

                  f. The accounts receivable identified in Assignor's Books and Records as of the Closing Date, including (i) receivables and account listings other than cash advances to employees, (ii) the GBS deployment receivables, and
(iii) the VAT receivable:

                  g. The following deposits, prepaid expenses, costs, accruals and amounts paid in the amounts designated on Assignor's Books and Records as of the Closing Date, which are characterized as assets under generally accepted accounting principles: (i) all costs and milestone payments associated with the Space System Under Construction, (ii) the prepaid GBS deployment contract costs,
(iii) the debt issuance costs, (iv) the clearing house development costs, (v) the aero ground subsystem costs, (vi) the DEU bank facility costs, (vii) the global ownership program costs, (viii) the limited recourse facility costs, and,
(ix) the bridge loan financing costs.

                  h. All claims, suits, rights, and causes of action, including the right to sue for prior infringement of any patent, copyright or trademark which has accrued with respect to any of the Assets.

                  i. All rights under any contractual, express or implied warranty or any warranty existing by operation of law with respect to any Asset or any product or service delivered or to be delivered by any party to Assignor under any Contract.

                  j. IBSS computer billing system; and

                  k. A perpetual, paid-up license to use and sublicense the use of the trade name "Iridium" and intellectual property rights relating to the Iridium System;

                  l. Permits, consents, authorizations, customer lists, engineering drawings, test data and catalogues; and

                                 SCHEDULE 1.01B

                                 EXCLUDED ASSETS


Assignor's automobile leases

Books and Records of Assignor

Employee benefit plans of Assignor

Assignor's rights under the Management Services Agreement, Interest Exchange Agreement and Share Issuance Agreement

Lease for 1575 Eye Street, N.W., Washington, D.C.

Lease for 10803/10805 Parkridge Boulevard, Reston, Virginia

Lease Neva-Walker Properties, 1351 N. Alma School Road, Suite 150 and 160, Chandler, Arizona 85224

Insurance Policies

Rights of Assignor under its insurance contracts as contemplated by Section 7.05

Cash in Assignor's bank accounts to the extent specified in Schedule
1.01A.III(e)

All other Assets of Assignor not listed on Schedule 1.01.A.

Any rights under the Excluded Liabilities to the extent specified in Schedule 1.01.D.

                                 SCHEDULE 1.01C

                                   LIABILITIES


$300,000,000 13% Senior Notes due 2005, Series A

$500,000,000 14% Senior Notes due 2005, Series B

$300,000,000 11.25% Senior Notes due 2005, Series C

All outstanding 14.50% Senior Subordinated Discount Notes due 2006

Credit Agreement dated as of August 21, 1996 among Iridium LLC, Chase Securities, Inc. and Barclays Capital, a division of Barclays Bank PLC (as successor to BZW), The Chase Manhattan Bank, as Administrative Agent, Barclays Bank, PLC, as Documentation Agent and the banks party thereto (the "Guaranteed Credit Agreement") and the Revolving Credit Notes (as defined in the Guaranteed Credit Agreement).

All accrued, current and future obligations and claims arising out of or relating to the Assets listed on Schedule 1.01A hereto and the Liabilities listed on this Schedule 1.01C, and the Guaranteed Credit Agreement, including those that are unknown or contingent and also including all obligations and claims arising out of or relating to the Reorganization, in each case to the extent not specifically excluded by Schedule 1.01D hereto and any liability of Assignor related to any representation or warranty made by Assignor in connection therewith.

                                 SCHEDULE 1.01D

                              EXCLUDED LIABILITIES


Employment Plans and Agreements

Defined Contribution Plan
401(k) Profit Sharing Plan and Trust
Iridium LLC Pension Plan
Iridium LLC Option Plan of 1996
Iridium LLC Supplemental Retirement Income Plan
Iridium LLC Section 125 Cafeteria Plan
Employment Agreement with Mr. Kinzie
Employment Agreement with Mr. Staiano

Financing Agreements -- General

U.S. Purchase Agreement among IWCL, Iridium LLC and the U.S. Underwriters participating in the initial public offering of IWCL's Class A Common Stock

International Purchase Agreement among IWCL, Iridium LLC and the International Underwriters participating in the initial public offering of IWCL's Class A Common Stock

1997 Subscription Agreement

Share Issuance Agreement

Interest Exchange Agreement

Purchase Agreement among IWCL, Iridium LLC, Iridium Capital Corporation, Iridium IP LLC, Iridium Roaming LLC and the Initial Purchasers relating to the purchase of (i) 300,000 Units consisting of $300,000,000 13% Senior Notes due 2005, Series A and warrants to purchase shares of Class A Common Stock of IWCL and
(ii) $500,000,000 14% Senior Notes due 2005, Series B Unit Agreement

LLC Interest Warrant

Purchase Agreement among IWCL, Iridium LLC, Iridium Capital Corporation, Iridium IP LLC, Iridium Roaming LLC and the Initial Purchasers relating to the purchase of $300,000,000 11.25% Senior Notes due 2005, Series C

Financing Agreements -- Members

All 1993 Stock Purchase Agreements between Iridium Inc. and members of Iridium
LLC

All 1994 Stock Purchase Agreements between Iridium Inc. and members of Iridium
LLC

All duly authorized, issued and outstanding warrants to purchase membership interests in Iridium LLC (and to issue membership interests in Iridium LLC upon exercise or conversion)

Iridium's obligation to issue warrants under Article 5 of the Terrestrial Network Development Contract

Iridium's obligation to pay warrant compensation under Section 2 of the Amended and Restated Agreement Regarding Guarantee, provided that the right (and the corresponding obligation) to pay High Yield Equivalent Compensation (as defined in the Amended and Restated Agreement Regarding Guarantee) in lieu of warrant compensation shall not be an Excluded Liability

Iridium's obligation under Section 2 of the Amended and Restated Agreement Regarding Guarantee to provide Motorola with an additional Banking and Finance Committee member and the Series B, Class 2 interest (as described in the Amended and Restated Agreement Regarding Guarantee), provided that Iridium's retention of such obligation shall not affect Operating's obligation to provide Motorola with an additional member of the Banking and Finance Committee of Operating pursuant to Article II of the Limited Liability Company Agreement of Iridium Operating LLC.

Iridium's obligation under Section 4 of the Amended and Restated Agreement Regarding Guarantee to provide Motorola the protection rights listed in subparagraphs (a), (b), (e), (f) and (g) of such Section 4, provided that Iridium's retention of such obligations shall not affect Operating's obligation to provide Motorola the protection rights listed in subparagraphs (c), (d), (e),
(g) and (h) of such Section 4

Iridium's acknowledgment and agreement under Section 9 of the Amended and Restated Agreement Regarding Guarantee, provided that Operating shall be deemed to have been made the same acknowledgment and agreement upon the Closing


Sales, General & Administrative

Lease for 1575 Eye Street, N.W., Washington, D.C.
Lease for 10803/10805 Parkridge Boulevard, Reston, Virginia
Obligations under Insurance Policies

Governance/Membership Arrangements

All current and future obligations of Assignee and claims against Assignee by its members arising out of or relating to Assignee's obligations to its members under the Limited Liability Company Agreement of Iridium LLC

                                  SCHEDULE 3.03

                           NO CONFLICTS, FILINGS, ETC.


Permits

None required to execute, deliver or perform the Agreement or to consummate the transactions contemplated by the Agreement and no Permits held by Assignor.

                                  SCHEDULE 3.04

                                REQUIRED CONSENTS



         The Contracts listed in Part I of Schedule 1.01A are incorporated herein by this reference.

                                  SCHEDULE 3.06

                                   LITIGATION


None.